SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                               CEL-SCI CORPORATION
                     ---------------- ---------------------
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
             --------- -------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the  controversy  pursuant  to  Exchange  Act Rule
     14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)      Title of each class of securities to which transaction applies:

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      2)      Aggregate number of securities to which transaction applies:

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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11:

              ----------------------------------------------------------------
      4)      Proposed maximum aggregate value of transaction:

              ----------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)      Amount Previously Paid:

              ----------------------------------------------------------------

      2)      Form, Schedule or Registration No.:

              ----------------------------------------------------------------

      3)      Filing Party:

              ----------------------------------------------------------------

      4)      Date Filed:

                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 14, 2002

To the Shareholders:

      Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation (the "Company") will be held at the Company's laboratory which is located at 4820-C Seton Drive, Baltimore, Maryland 21215 on March 14, 2002, at 11:00 A.M., for the following purposes:

     (1) to elect the directors who shall constitute the Company's Board of Directors for the ensuing year;

      (2) to approve an amendment to the Company's 2001 Non-Qualified Stock Option Plan, which amendment increases the shares of common stock that may be issued upon the exercise of options granted pursuant to the Non-Qualified Stock Option Plan from 500,000 shares to 2,500,000 shares.

      (3) to approve the adoption of the Company's 2002 Stock Bonus Plan which provides that up to 400,000 shares of common stock may be issued to persons granted stock bonuses pursuant to the Stock Bonus Plan.

      (4) to approve the issuance of such number of shares of common stock as may be required by the terms of the Company's Equity Line of Credit and certain other convertible securities and warrants.

     (5) to ratify the appointment of Deloitte & Touche as the Company's independent accountants for the fiscal year ending September 30, 2002;

     to transact such other business as may properly come before the meeting.

      January 30, 2002 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of January 30, 2002, there were 24,505,783 shares of the Company's common stock issued and outstanding.

                                           CEL-SCI CORPORATION

February 14, 2002                          By  Geert R. Kersten
                                           -------------------------------
                                           Chief Executive Officer



      PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND SIGN, DATE AND RETURN THE PROXY CARD.

 TO SAVE THE COST OF FURTHER SOLICITATION, PLEASE MAIL YOUR PROXY CARD PROMPTLY.

                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                                 PROXY STATEMENT

      The accompanying proxy is solicited by the Company's directors for voting at the annual meeting of shareholders to be held on March 14, 2002, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about February 14, 2002.

      There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy is required to elect directors. Cumulative voting in the election of directors is not permitted. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

      Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of January 15, 2002, information with respect to the shareholdings of (i) each person owning beneficially 5% or more of the Company's common stock (ii) each officer who received compensation in excess of $100,000 during the Company's most recent fiscal year and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

                                          Number of         Percent of
      Name and Address                    Shares (1)        Class (3)
      ----------------                   -----------        ----------
      Maximilian de Clara                  493,404                 2%
      Bergstrasse 79
      6078 Lungern,
      Obwalden, Switzerland

      Geert R. Kersten                  1,865,887(2)             7.2%
      8229 Boone Blvd., Suite 802
      Vienna, VA  22182

      Patricia B. Prichep                 486,351                  2%
      8229 Boone Blvd., Suite 802
      Vienna, VA  22182

                                            Number of        Percent of
      Name and Address                      Shares (1)        Class (3)
      ----------------                      -----------      ---------
      M. Douglas Winship                     162,044              *
      8229 Boone Blvd., Suite 802
      Vienna, VA  22182

      Eyal Talor, Ph.D.                      308,473            1.3%
      8229 Boone Blvd., Suite 802
      Vienna, VA  22182

      Daniel H. Zimmerman, Ph.D.             318,146           1.3%
      8229 Boone Blvd., Suite 802
      Vienna, VA  22182

      Alexander G. Esterhazy                  30,000              *
      20 Chemin du Pre-Poiset
      CH- 1253 Vandoeuvres
      Geneve, Switzerland

      C. Richard Kinsolving                   31,000              *
      5414 61st Street East
      Bradenton, FL 34203

      All Officers and Directors           3,695,305             13.5%
      as a Group (8 persons)

*      Less than 1%

(1) Includes shares issuable prior to March 31, 2002 upon the exercise of options or warrants granted to the following persons:

                                   Options or Warrants Exercisable
     Name                             Prior to March 31, 2002
     ----                          ------------------------------------
     Maximilian de Clara                           403,333
     Geert R. Kersten                            1,688,334
     Patricia B. Prichep                           460,168
     M. Douglas Winship                            134,167
     Eyal Talor, Ph.D.                             265,834
     Daniel H. Zimmerman, Ph.D.                    276,001
     Alexander G. Esterhazy                         30,000
     C. Richard Kinsolving                          20,000

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

(3) Amount includes shares referred to in (1) above but excludes shares which may be issued upon the exercise or conversion of other options, warrants and other convertible securities previously issued by the Company.

ELECTION OF DIRECTORS

      Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the current directors listed below to serve as members of the board of directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

      All current directors have consented to stand for re-election. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

      Certain information concerning the Company's officers and directors follows:

Name                           Age        Position
----                           ---        --------
Maximilian de Clara            71         Director and President
Geert R. Kersten, Esq.         43         Director, Chief Executive Officer and
                                          Treasurer
Patricia B. Prichep            49         Senior Vice President of Operations
                                          and Secretary
M. Douglas Winship             52         Senior Vice President of Regulatory
                                          Affairs and Quality Assurance
Dr. Eyal Talor                 45         Senior Vice President of Research and
                                          Manufacturing
Dr. Daniel H. Zimmerman        59         Senior Vice President of Research,
                                          Cellular Immunology
Alexander G. Esterhazy         56         Director
Dr. C. Richard Kinsolving      66         Director

      Mr. Maximilian de Clara, by virtue of his position as an officer and director of the Company, may be deemed to be the "parent" and "founder" of the Company as those terms are defined under applicable rules and regulations of the Securities and Exchange Commission.

         The principal occupations of the Company's officers and directors, during the past several years, are as follows:

         Maximilian de Clara. Mr. de Clara has been a Director of the Company since its inception in March l983, and has been President of the Company since July l983. Prior to his affiliation with the Company, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

     Geert R. Kersten, Esq. Mr. Kersten was Director of Corporate and Investment Relations for the Company between February 1987 and October 1987. In October of 1987, he was appointed Vice President of Operations. In December 1988, Mr. Kersten was appointed Director of the Company. Mr. Kersten also became the Company's Treasurer in 1989. In May 1992, Mr. Kersten was appointed Chief
Operating Officer and in February 1995, Mr. Kersten became the Company's Chief Executive Officer. In previous years, Mr. Kersten worked as a financial analyst with Source Capital, Ltd., an investment advising firm in McLean, Virginia. Mr. Kersten is a stepson of Maximilian de Clara, who is the President and a Director of the Company. Mr. Kersten attended George Washington University in Washington, D.C. where he earned a B.A. in Accounting and an M.B.A. with emphasis on International Finance. He also attended law school at American University in Washington, D.C. where he received a Juris Doctor degree.

     Patricia B. Prichep has been the Company's Senior Vice President of Operations since March 1994. Between December 1992 and March 1994, Ms. Prichep was the Company's Director of Operations. Ms. Prichep became the Company's Secretary in May 2000. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd.

     M. Douglas Winship has been the Company's Senior Vice President of Regulatory Affairs and Quality Assurance since April 1994. Between 1988 and April 1994, Mr. Winship held various positions with Curative Technologies, Inc., including Vice President of Regulatory Affairs and Quality Assurance (1991-1994).

         Eyal Talor, Ph.D. has been the Company's Senior Vice President of Research and Manufacturing since March 1994. From October 1993 until March 1994, Dr. Talor was Director of Research, Manufacturing and Quality Control, as well as the Director of the Clinical Laboratory, for Chesapeake Biological Laboratories, Inc. From 1991 to 1993, Dr. Talor was a scientist with SRA Technologies, Inc., as well as the director of SRA's Flow Cytometry Laboratory (1991-1993) and Clinical Laboratory (1992-1993). During 1992 and 1993, Dr. Talor was also the Regulatory Affairs and Safety Officer For SRA. Since 1987, Dr. Talor has held various positions with the John Hopkins University, including course coordinator for the School of Continuing Studies (1989-Present), research associate and lecturer in the Department of Immunology and Infectious Diseases (1987-1991), and associate professor (1991-Present).

     Daniel H. Zimmerman, Ph.D. has been the Company's Senior Vice President of Cellular Immunology since January 1996. Dr. Zimmerman founded CELL-MED, Inc. and was its president from 1987-1995. From 1973 to 1987 Dr. Zimmerman served in various positions at Electronucleonics, Inc. including Scientist, Senior Scientist, Technical Director and Program Manager. From 1969-1973 Dr. Zimmerman was a Senior Staff Fellow at NIH.

         Alexander G. Esterhazy has been an independent financial advisor since November 1997. Between July 1991 and October 1997 Mr. Esterhazy was a senior partner of Corpofina S.A. Geneva, a firm engaged in mergers, acquisitions and portfolio management. Between January 1988 and July 1991 Mr. Esterhazy was a managing director of DG Bank in Switzerland. During this period Mr. Esterhazy was in charge of the Geneva, Switzerland branch of the DG Bank, founded and served as vice president of DG Finance (Paris) and was the President and Chief Executive officer of DG-Bourse, a securities brokerage firm.

     C. Richard Kinsolving, Ph.D. has been a Director of the Company since April 2001. Since February 1999 Dr. Kinsolving has been the Chief Executive Officer of BioPharmacon, a pharmaceutical development company. Between December 1992 and February 1999 Dr. Kinsolving was the President of Immuno-Rx, Inc., a company engaged in immuno-pharmaceutical development. Between December 1991 and September 1995 Dr. Kinsolving was President of Bestechnology, Inc. a nonmedical research and development company producing bacterial preparations for industrial use. Dr. Kinsolving received his Ph.D. in Pharmacology from Emory University
(1970), his Masters degree in  Physiology/Chemistry  from Vanderbilt  University
(1962),  and his Bachelor's degree in Chemistry from Tennessee Tech.  University
(1957).

     All of the Company's officers devote substantially all of their time to the Company's business. Messrs. Esterhazy and Kinsolving, as directors, devote only a minimal amount of time to the Company.

     The Company has an audit committee and compensation committee. The members of the audit committee are Alexander G. Esterhazy and C. Richard Kinsolving. The members of the compensation committee are Maximilian de Clara, Alexander Esterhazy and C. Richard Kinsolving.

Executive Compensation

         The following table sets forth in summary form the compensation received by (i) the Chief Executive Officer of the Company and (ii) by each other executive officer of the Company who received in excess of $100,000 during the fiscal year ended September 30, 2001.



                                                                                                            All
                                                               Other                                      Other
                                                              Annual          Restric-                    Com-
                                                              Compen-        ted Stock    Options         pensa-
Name and                   Fiscal      Salary      Bonus        sation        Awards      Granted           tion
Principal Position          Year          (1)         (2)         (3)             (4)         (5)             (6)
--------------------       ------      --------    --------   -----------    ------------ -----------     ----------
Maximilian de Clara,        2001       $357,167      --        $52,186        $262,000      95,000      $     64
President                   2000       $345,583      --        $72,945        $550,000      60,000      $     64
                            1999       $335,292      --        $72,945        $435,625     145,000      $     63

Geert R. Kersten,           2001       $265,175      --        $10,462        $  8,313     655,000        $4,114
Chief Executive             2000       $303,049      --        $15,349         $10,375      60,000        $4,114
Officer, Secretary          1999       $268,480                $15,154         $10,000     145,000        $4,113
and Treasurer

Patricia B. Prichep         2001       $104,505      --         $3,000          $6,270     260,000      $     63
Senior Vice President       2000       $114,430      --         $3,000          $6,998      23,000      $     63
of Operations

M. Douglas Winship,         2001       $163,725      --         $2,400         $9,824       65,000      $     64
Senior Vice President       2000       $154,658      --         $2,400         $9,280       20,000      $     64
 of Regulatory Affairs      1999       $146,609      --         $2,400         $8,797       27,500      $     63
 and Quality Assurance

Eyal Talor, Ph.D.           2001       $157,420      --         $3,000         $9,269      200,000        $   63
Senior Vice President       2000       $150,334      --         $3,000         $9,020       50,000        $   63
of Research and             1999       $139,085      --         $3,000         $8,345       30,000        $   63
Manufacturing

Daniel Zimmerman,           2001       $117,145      --         $3,000         $6,962      175,000        $   64
 Ph.D.,                     2000       $124,165      --         $3,000         $7,450       20,000        $   64
Senior Vice President       1999       $114,806      --         $3,000         $6,888       45,000        $   63
of Cellular Immunology



(1)      The dollar value of base salary (cash and non-cash) received.

(2)   The dollar value of bonus (cash and non-cash) received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property. Amounts in the table represent automobile, parking and other transportation expenses, plus, in the case of Maximilian de Clara and Geert Kersten, director's fees of $8,000.

(4) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table. In the case of Mr. de Clara, the shares were issued in consideration for past services rendered to the Company. In the case of all other persons listed in the table, the shares were issued as the Company's contribution on behalf of the named officer to the Company's 401(k) retirement plan.

      As of September 30, 2001, the number of shares of the Company's common stock, owned by the officers included in the table above, and the value of such shares at such date, based upon the market price of the Company's common stock were:

         Name                                         Shares           Value
         ----                                         -------          -----
         Maximilian de Clara                           195,071        $247,741
         Geert R. Kersten                              157,173        $199,610
         Patricia B. Prichep                            16,843       $  21,391
         M. Douglas Winship                             14,360       $  18,237
         Eyal Talor, Ph.D.                              29,837       $  37,893
         Daniel Zimmerman, Ph.D.                        31,299       $  39,750

      Dividends may be paid on shares of restricted stock owned by the Company's officers and directors, although the Company has no plans to pay dividends.

(5) The shares of Common Stock to be received upon the exercise of all stock options granted during the periods covered by the Table. Includes certain options issued in connection with the Company's Salary Reduction Plans as well as certain options purchased from the Company. See "Options Granted During Fiscal Year Ended September 30, 2001" below.

(6) All other compensation received that the Company could not properly report in any other column of the Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums paid by, or on behalf of, the Company. Amounts in the table represent life insurance premiums.

Long Term Incentive Plans - Awards in Last Fiscal Year

         None.

Employee Pension, Profit Sharing or Other Retirement Plans

         During 1993 the Company implemented a defined contribution retirement plan, qualifying under Section 401(k) of the Internal Revenue Code and covering substantially all the Company's employees. Prior to January 1, 1998 the Company's contribution was equal to the lesser of 3% of each employee's salary, or 50% of the employee's contribution. Effective January 1, 1998 the plan was amended such that the Company's contribution is now made in shares of the Company's common stock as opposed to cash. Each participant's contribution is matched by the Company with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. The Company's contribution of common stock is valued each quarter based upon the closing price of the Company's common stock. The fiscal 2001 expenses for this plan were $98,858. Other than the 401(k) Plan, the Company does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors

         Standard Arrangements. The Company currently pays its directors $2,000 per quarter, plus expenses. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

         Other Arrangements. The Company has from time to time granted options to its outside directors. See Stock Options below for additional information concerning options granted to the Company's directors.

Employment Contracts

Effective April 12, 1999, the Company entered into a three-year employment agreement with Mr. de Clara. The employment agreement provides that the Company will pay Mr. de Clara an annual salary of $363,000 during the term of the agreement. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of the Company, then the agreement allows Mr. de Clara to resign from his position at the Company and receive a lump-sum payment from the Company equal to 18 months salary. For purposes of the employment agreement, a change in the control of the Company means the sale of more than 50% of the outstanding shares of the Company's Common Stock, or a change in a majority of the Company's directors.

         Effective August 1, 2000, the Company entered into a three-year employment agreement with Mr. Kersten. The employment agreement provides that during the term of the employment agreement the Company will pay Mr. Kersten an annual salary of $336,132, subject to minimum annual increases of 5% per year. In the event there is a change in the control of the Company, the agreement allows Mr. Kersten to resign from his position at the Company and receive a lump-sum payment from the Company equal to 24 months salary. For purposes of the employment agreement a change in the control of the Company means: (1) the merger of the Company with another entity if after such merger the shareholders of the Company do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of the Company; (3) the acquisition by any person of more than 50% of the Company's common stock; or
(4) a change in a majority of the Company's directors which has not been approved by the incumbent directors.

Compensation Committee Interlocks and Insider Participation

     The Company has a compensation committee comprised of all of the Company's directors, with the exception of Mr. Kersten. During the year ended September 30, 2001, Mr. de Clara was the only officer participating in deliberations of the Company's compensation committee concerning executive officer compensation.

         During the year ended September 30, 2001, no director of the Company was also an executive officer of another entity, which had an executive officer of the Company serving as a director of such entity or as a member of the compensation committee of such entity.

Stock Options

         The following tables set forth information concerning the options granted during the fiscal year ended September 30, 2001, to the persons named below, and the fiscal year-end value of all unexercised options (regardless of when granted) held by these persons.

           Options Granted During Fiscal Year Ended September 30, 2001
                                      Individual Grants


                                                                                             Potential Realizable
                                             % of Total                                      Value at Assumed
                                               Options                                      Annual Rates of Stock
                                              Granted to       Exercise                      Price Appreciation
                              Options       Employees in       Price Per   Expiration       for Option Term (1)
                                                                                            -------------------
 Name                       Granted (#)      Fiscal Year        Share          Date          5%             10%
------                      -----------     ------------     ------------  ------------     -----          -----
Maximilian de Clara           35,000 (2)         2.04%         $1.67         12/1/04       $16,100         $35,700
                              60,000             3.49%         $1.38         3/22/11       $45,600        $132,000
                              ------
                              95,000

Geert R. Kersten              35,000 (2)         2.04%         $1.67         12/1/04       $16,100         $35,700
                              60,000             3.49%         $1.38         3/22/11       $45,600        $132,000
                             560,000 (2)        32.62%         $1.05         7/16/05      $162,400        $358,400
                             -------
                             655,000

Patricia B. Prichep           35,000 (2)         2.04%         $1.67         12/1/04       $12,600         $35,700
                              25,000             1.46%         $1.18         12/8/10       $30,000         $47,000
                             200,000 (2)        11.65%         $1.05         7/16/05       $58,000        $128,000
                             -------
                             260,000






                                                                                             Potential Realizable
                                             % of Total                                      Value at Assumed
                                               Options                                      Annual Rates of Stock
                                              Granted to       Exercise                      Price Appreciation
                              Options       Employees in       Price Per   Expiration       for Option Term (1)
                                                                                            -------------------
 Name                       Granted (#)      Fiscal Year        Share          Date          5%             10%
------                      -----------     ------------     ------------  ------------     -----          -----
Eyal Talor, Ph.D.             25,000             1.46%         $1.76        11/10/10       $27,500         $70,125
                              15,000 (2)         0.87%         $1.67         12/1/04      $  6,900         $15,300
                             160,000 (2)         9.32%         $1.05         7/16/05       $46,400        $102,400
                             -------
                             200,000

M. Douglas Winship            25,000             1.46%         $1.39         04/5/11       $21,750         $55,250
                              40,000 (2)         2.33%         $1.05         7/16/05       $11,600         $25,600
                              ------
                              65,000

Daniel Zimmerman, Ph.D.       35,000 (2)         2.04%         $1.67         12/1/04       $16,100         $35,700
                              20,000             1.16%         $1.85         1/26/11       $23,200         $59,000
                             120,000 (2)         6.99%         $1.05         7/16/05       $34,800         $76,800
                             -------
                             175,000



(1) The potential realizable value of the options shown in the table assuming the market price of the Company's Common Stock appreciates in value from the date of the grant to the end of the option term at 5% or 10%.

(2) Options were granted in accordance with the Company's Salary Adjustment Plan. Pursuant to the Salary Adjustment Plan, any employee of the Company was allowed to receive options (exercisable at market price at the time of grant) in exchange for a one-time reduction in such employee's salary.

                   Option Exercises and Year-End Option Values


                                                                                                 Value (in $) of
                                                                                                   Unexercised
                                                                          Number of               In-the-Money
                                                                         Unexercised             Options at Fiscal
                                         Shares                          Options (3)               Year-End (4)
                                                                         ------------           -----------------
                                    Acquired On           Value            Exercisable/             Exercisable/
         Name                       Exercise (1)      Realized (2)       Unexercisable            Unexercisable
         ----                       ------------      ------------       -------------          ---------------
         Maximilian de Clara            --                 --            348,333/151,666              55,733/12,467
         Geert R. Kersten               --                 --          1,073,334/711,666            215,233/135,667
         Patricia Prichep               --                 --            203,501/285,999              34,320/51,970
         Eyal Talor                                                       82,500/206,666              15,950/36,667
         M. Douglas Winship             --                 --              94,167/83,333              19,067/12,833
         Daniel Zimmerman               --                 --            107,667/193,333              17,087/30,433



(1) The number of shares received upon exercise of options during the fiscal year ended September 30, 2001.

(2) With respect to options exercised during the Company's fiscal year ended September 30, 2001, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(3) The total number of unexercised options held as of September 30, 2001, separated between those options that were exercisable and those options that were not exercisable.

(4) For all unexercised options held as of September 30, 2001, the market value of the stock underlying those options as of September 30, 2001.

                         Ten-Year Option/SAR Repricings

      In July 2001 the Company lowered the exercise price on options held by thirty-three of the Company's officers, directors and employees to $1.05 per share. The options subject to this repricing allowed for the purchase of up to 2,117,165 shares of the Company's common stock and included options previously granted to those persons listed below. The Company's Board of Directors lowered the exercise of these options since at the time of repricing (July 17, 2001), the options no longer provided a benefit to the option holders due to the difference between the exercise price of the options and the market price of the Company's common stock. The following table provides more information concerning the repricing of these options.



                                                                                                     Length of
                                          Number of          Market      Exercise                   Original
                                           Securities       Price of     Price at                   Option Term
                                          Underlying        Stock at     Time of                     Remaining
                                          Options/SARs      Repricing    Repricing        New        at Date of
Name and                       Date of    Repriced or       or Amend-    or Amend-     Exercise     Repricing or
Principal Position          Repricing     Amended (#)         ment (#)    ment (#)     Price ($)    Admendment
--------------------------------------------------------------------------------------------------------------------------
Maximilan de Clara,            7/17/01         60,000         1.05         3.06          1.05            8.75 yrs
President                                      70,000         1.05         5.62          1.05            5.17 yrs
                                               56,666         1.05         3.25          1.05            5.83 yrs
                                               50,000         1.05         4.68          1.05            6.83 yrs
                                               50,000         1.05         2.06          1.05            7.75 yrs
                                               23,333         1.05         3.87          1.05            4.00 yrs

Geert R. Kersten,              7/17/01         60,000         1.05         3.06          1.05            8.75 yrs
Chief Executive                                50,000         1.05         2.06          1.05            7.75 yrs
Officer and                                   163,000         1.05         3.12          1.05            1.50 yrs
Treasurer                                     114,000         1.05         2.94          1.05            1.50 yrs
                                               50,000         1.05         5.62          1.05            5.17 yrs
                                              150,000         1.05         3.25          1.05            6.83 yrs
                                               50,000         1.05         4.68          1.05            6.83 yrs
                                               50,000         1.05         3.87          1.05            4.00 yrs
                                              200,000         1.05         2.38          1.05            0.92 yrs
                                               24,000         1.05         2.38          1.05            0.92 yrs
                                                4,000         1.05         2.87          1.05            1.25 yrs
                                               10,000         1.05         2.87          1.05            1.25 yrs
                                               10,000         1.05         2.87          1.05            1.67 yrs
                                               50,000         1.05         2.87          1.05            1.25 yrs
                                               50,000         1.05         2.87          1.05            3.00 yrs

Patricia B. Prichep,           7/17/01         17,000         1.05         2.31          1.05            7.42 yrs
Senior Vice                                    15,000         1.05         2.06          1.05            7.75 yrs
President of                                   23,000         1.05         4.00          1.05            8.58 yrs
Operations and                                 30,000         1.05         3.12          1.05            1.50 yrs
Secretary                                      32,000         1.05         2.94          1.05            1.50 yrs
                                                3,000         1.05         4.25          1.05            5.42 yrs
                                               35,000         1.05         4.68          1.05            5.67 yrs
                                                9,500         1.05         3.87          1.05            4.00 yrs
                                                6,000         1.05         2.87          1.05            1.42 yrs
                                                1,500         1.05         2.87          1.05            2.67 yrs
                                               10,000         1.05         2.94          1.05            4.33 yrs

M. Douglas Winship,            7/17/01         20,000         1.05         5.37          1.05            8.75 yrs
Senior Vice President                          15,000         1.05         2.06          1.05            7.75 yrs
of Regulatory Affairs                          45,000         1.05         4.31          1.05            5.75 yrs
and Quality Assurance                           5,000         1.05         3.87          1.05            4.00 yrs
                                               15,000         1.05         2.87          1.05            2.75 yrs



                                                                                                     Length of
                                          Number of          Market      Exercise                   Original
                                           Securities       Price of     Price at                   Option Term
                                          Underlying        Stock at     Time of                     Remaining
                                          Options/SARs      Repricing    Repricing        New        at Date of
Name and                       Date of    Repriced or       or Amend-    or Amend-     Exercise     Repricing or
Principal Position          Repricing     Amended (#)         ment (#)    ment (#)     Price ($)    Admendment
--------------------------------------------------------------------------------------------------------------------------
Eyal Talor, Ph.D.,             7/17/01         20,000         1.05         2.06          1.05            8.00 yrs
Senior Vice President                          12,000         1.05         2.94          1.05            1.50 yrs
of Research and                                16,666         1.05         5.18          1.05            5.67 yrs
Manufacturing                                  15,000         1.05         3.31          1.05            7.00 yrs
                                               15,500         1.05         3.87          1.05            4.00 yrs

Daniel Zimmerman, Ph.D.,       7/17/01         15,000         1.05         2.06          1.05            7.75 yrs
Senior Vice President                          20,000         1.05         4.00          1.05            8.58 yrs
of Cellular Immunology                         24,000         1.05         2.94          1.05            1.50 yrs
                                                3,000         1.05         4.25          1.05            5.42 yrs
                                                7,000         1.05         3.94          1.05            5.92 yrs
                                               15,000         1.05         5.06          1.05            6.58 yrs
                                               12,000         1.05         3.44          1.05            4.42 yrs



Stock Option and Bonus Plans

         The Company has Incentive Stock Option Plans, Non-Qualified Stock Option Plans and Stock Bonus Plans. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

         Incentive Stock Option Plan. The Incentive Stock Option Plans collectively authorize the issuance of up to 2,100,000 shares of the Company's Common Stock to persons who exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.
         To be classified as incentive stock options under the Internal Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates:

      (a) The expiration of three months after the date on which an option holder's employment by the Company is terminated (except if such termination is due to death or permanent and total disability);

      (b) The expiration of 12 months after the date on which an option holder's employment by the Company is terminated, if such termination is due to the Employee's permanent and total disability;

      (c) In the event of an option holder's death while in the employ of the Company, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised;

         The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

         Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plan may not be exercisable by its terms after ten years from the date of grant.

         The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of the Company's outstanding shares).

         Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans collectively authorize the issuance of up to 5,760,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

         Stock Bonus Plans. Up to 1,440,000 shares of Common Stock may be granted under the Stock Bonus Plans. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

         Other Information Regarding the Plans. The Plans are administered by the Company's Compensation Committee ("the Committee"), each member of which is a director of the Company. The members of the Committee were selected by the Company's Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

         In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Committee administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Committee.

         Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

         The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of the Company's capital stock or a consolidation or merger of the Company; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

         Summary. The following sets forth certain information, as of January 15, 2002, concerning the stock options and stock bonuses granted by the Company. Each option represents the right to purchase one share of the Company's common stock.

         The total shares reserved under each of the Non-Qualified Stock Option Plans includes 2,000,000 shares authorized by the amendment to the 2001 Non-Qualified Plan. The total shares reserved under the Stock Bonus Plans includes 400,000 shares authorized by the 2002 Stock Bonus Plan. This amendment to the 2001 Non-Qualified Plan and the 2002 Stock Bonus Plan are being submitted to the Company's shareholders for their approval at the March 14, 2002 Annual Meeting of Shareholders.


                                                 Total            Shares
                                                 Shares         Reserved for          Shares          Remaining
                                               Reserved         Outstanding         Issued as     Options/Shares
      Name of Plan                           Under Plans           Options        Stock Bonus        Under Plans
      ------------                           -----------        --------------    ------------      ----------------
      Incentive Stock Option Plans             2,100,000           1,250,100           N/A               763,315
      Non-Qualified Stock Option Plans         5,760,000           3,344,434           N/A             1,268,105
      Stock Bonus Plans                        1,440,000               N/A            838,241            577,109


         Of the shares issued pursuant to the Company's Stock Bonus Plans 146,019 shares were issued as part of the Company's contribution to its 401(k) plan.

     During the year ended September 30, 1999 the Company issued 200,000 shares of its common stock to Mr. de Clara for past services provided to the Company. In January 2000 the Company issued Mr. de Clara an additional 200,000 shares of common stock for past services provided to the Company. In September 2001 the Company issued Mr. de Clara an additional 200,000 shares of common stock for past services provided to the Company. In October 2001 the Company issued Mr. de Clara an additional 75,071 shares of common stock for past services provided to the Company.

Compensation Committee

         During the year ending September 30, 2001 the Company had a Compensation Committee which, was comprised of Maximilian de Clara, Alexander Esterhazy and C. Richard Kinsolving. During the year ended September 30, 2001 the Compensation Committee did not formerly meet as a separate committee, but rather held its meetings in conjunction with the Company's Board of Director's meetings.

      During the year ended September 30, 2001, Mr. de Clara was the only officer participating in deliberations of the Company's compensation committee concerning executive officer compensation. During the year ended September 30, 2001, no director of the Company was also an executive officer of another entity, which had an executive officer of the Company serving as a director of such entity or as a member of the compensation committee of such entity.

      The following is the report of the Compensation Committee:

      The key components of the Company's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is the Company's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation practices followed by other companies in the biotechnology industry is considered.

      The Company's long term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account Company and individual performance, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

      In April 1999 the Company entered into a three-year employment agreement with Maximilian de Clara, the Company's President, which provides that during the employment term the Company will pay Mr. de Clara a salary of $363,000. Effective August 1, 2000, the Company entered into a three-year employment agreement with Geert R. Kersten. The employment agreement provides that during the term of the employment agreement the Company will pay Mr. Kersten an annual salary of $336,132, subject to the minimum annual increases of 5% per year. During the fiscal year ending September 30, 2001 the cash compensation paid to Mr. de Clara and Mr. Kersten was based on these employment contracts. Since the terms of the employment contracts established the compensation paid to Mr. de Clara and Mr. Kersten, there was no relationship between the Company's performance and Mr. de Clara's or Mr. Kersten's compensation for the last completed fiscal year. During the year ended September 30, 2001 Mr. de Clara and Mr. Kersten, in accordance with the Company's salary reduction program, agreed to reduce a portion of the compensation payable in fiscal 2000 and 2001 pursuant to their employment contracts in exchange for stock options.

      During the year ending September 30, 2001, the compensation paid to the Company's other executive officers was based on a variety of factors, including the performance in the executive's area of responsibility, the executive's individual performance, the executive's experience in his or her role, the executive's length of service with the Company, the achievement of specific goals established for the Company and its business, and, in certain instances, to the achievement of individual goals.

      Financial or stockholder value performance comparisons were not used to determine the compensation of the Company's other executive officers since the Company's financial performance and stockholder value are influenced to a substantial degree by external factors and as a result comparing the compensation payable to the other executive officers to the Company's financial or stock price performance can be misleading.

      During the year ended September 30, 2001 the Company granted options for the purchase of 1,450,000 shares of the Company's common stock to the Company's executive officers. In granting the options to the Company's executive officers, the Board of Directors considered the same factors which were used to determine the cash compensation paid to such officers.

      In July 2001 the Company lowered the exercise price on options held by thirty-three of the Company's officers, directors and employees to $1.05 per share. The options subject to this repricing allowed for the purchase of up to 2,117,165 shares of the Company's common stock and included options previously granted to those persons listed below. The Company's Board of Directors lowered the exercise of these options since at the time of repricing (July 17, 2001), the options no longer provided a benefit to the option holders due to the difference between the exercise price of the options and the market price of the Company's common stock. The Compensation Committee believes the repricing of the options was proper due to the decline in the price of the Company's common stock.

      During the year ended September 30, 2001 the Company issued 200,000 shares of its common stock to the Company's President, Maximilian de Clara, in return for past services provided to the Company. In October 2001 the Company issued Mr. de Clara an additional 75,071 shares of common stock for past services provided to the Company.

      The foregoing report has been approved by the members of the Compensation
Committee:

                               Maximilian de Clara
                               Alexander Esterhazy
                              C. Richard Kinsolving

Stockholder Return Performance Graph

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock with the cumulative total return of the Amex Market Value Index and a Biotechnology peer group for the five fiscal years ending September 30, 2001.

              Comparison of Five Year Cumulative Total Return Among Cel-Sci Corporation, the Amex Market Value, and a Peer Group

     The members of the Peer Group used for purposes of the following comparison, and their respective trading symbols, are: Antex Biologics, Inc.
(ANX), Epimmune, Inc. (EPMN) and Neoprobe Corp. (NEOP).


New Peer Group                9/96     9/97     9/98     9/99     9/00    9/01

Cel-Sci Corporation         124.32    156.76    56.76    58.11    48.65   23.30
Amex Market Value Index     101.91    127.81   119.69   153.76   191.35  160.55
Peer Group                   98.54     78.97     9.95     8.04     9.27    3.96

     $100 invested on 09/30/96 in stock or index, including reinvestment of dividends. The Company's fiscal year ends on September 30.

Audit Committee

     During the year ended September 30, 2001 the Company had an Audit Committee comprised of Alexander Esterhazy and C. Richard Kinsolving. The members of the Audit Committee are independent as independence is defined by Section 121(A) of the American Stock Exchange's Listing Standards. The purpose of the Audit Committee is to review and approve the selection of the Company's auditors, review the Company's financial statements with the Company's independent auditors, and review and discuss the independent auditors' management letter relating to the Company's internal accounting controls. During the fiscal year ended September 30, 2001, the Audit Committee met once. All members of the Audit Committee attended this meeting.

The following is the report of the Audit Committee.

(1) The Audit Committee reviewed and discussed the Company's audited financial statements for the year ended September 30, 2001 with the Company's management.
(2) The Audit Committee discussed with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standards (SAS) No. 61 "Communications with Audit Committee" as amended by SASs 89 and 90.

(3)  The Audit  Committee  has received the written  disclosures  and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and had discussed with the Company's independent accountants the independent accountants independence; and
(4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the Securities and Exchange Commission.
(5) During the year ended September 30, 2001 the Company paid Deloitte & Touche, the Company's independent auditors, other audit related fees of $21,000 for reviewing various registration statements filed by the Company during the year. The Audit Committee is of the opinion that these fees are consistent with Deloitte & Touche maintaining its independence from the Company.

         The foregoing report has been approved by the members of the Audit
Committee:

                             Alexander G. Esterhazy
                              C. Richard Kinsolving

         The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as an appendix to this proxy statement.

     PROPOSAL TO APPROVE AMENDMENT TO 2001 NON-QUALIFIED STOCK OPTION PLAN

         The 2001 Non-Qualified Plan was approved by the Company's shareholders on March 22, 2001. At the time of the approval, the 2001 Non-Qualified Plan authorized the issuance of up to 500,000 shares of the Company's common stock pursuant to options granted pursuant to the Plan.

         The Company's employees, directors and officers, and consultants or advisors to the Company are eligible to be granted options pursuant to the 2001 Non-Qualified Plan as may be determined by the Company's Board of Directors, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

         Shareholders are being requested to vote to approve an amendment to the Company's 2001 Non-Qualified Stock Option Plan, which was adopted by the Company's Board of Directors on September 10, 2001. The amendment increases the shares issuable upon the exercise of options granted pursuant to the Plan from 500,000 shares to 2,500,000 shares of common stock. As of January 15, 2002, options to purchase 1,325,000 shares of the Company's common stock have been granted pursuant to the 2001 Non-Qualified Plan.

         The Board of Directors recommends that the shareholders of the Company approve the amendment to the 2001 Non-Qualified Plan.

                     PROPOSAL TO ADOPT 2002 STOCK BONUS PLAN

      Shareholders are being requested to vote on the adoption of the Company's 2002 Stock Bonus Plan. The purpose of the year Stock Bonus Plan is to furnish additional compensation and incentives to the Company's officers and employees and by allowing the Company to continue to make contributions to its 401(k) plan with shares of its common stock instead of cash.

     Since 1993 the Company has maintained a defined contribution retirement plan (also known as a 40l(k) Plan) covering substantially all the Company's employees. Prior to January 1, 1998 the Company's contribution to the 401(k) Plan was made in cash. Effective January 1, 1998 the Company's employees approved a change in the plan such that the Company's contribution is now made in shares of the Company's common stock as opposed to cash. The Company's contribution of common stock is made quarterly and is valued based upon the price of the Company's common stock on the American Stock Exchange. The Board of

Directors is of the opinion that contributions to the 401(k) plan with shares of the Company's common stock serves to further align the shareholder's interest with that of the Company's employees.

     The 2002 Stock Bonus Plan, if adopted, will authorize the issuance of up to 400,000 shares of the Company's common stock to persons granted stock bonuses pursuant to the plan. As of the date of this Proxy Statement the Company had not granted any stock bonuses pursuant to the 2002 Stock Bonus Plan.

     The 2002 Stock Bonus Plan was adopted by the Board of Directors on January 15, 2002. If adopted, this Plan will function and be administered in the same manner as the Company's existing Stock Bonus Plans. The Board of Directors recommends that the shareholders of the Company approve the adoption of the 2002 Stock Bonus Plan.

  PROPOSAL TO APPROVE ISSUANCE OF COMMON STOCK PURSUANT TO THE COMPANY'S EQUITY
      LINE OF CREDIT AND CERTAIN OTHER CONVERTIBLE SECURITIES AND WARRANTS

Equity Line of Credit

         In order to provide a possible source of funding for CEL-SCI's current activities and for the development of its current and planned products, CEL-SCI entered into an equity line of credit agreement with Paul Revere Capital Partners.

         Under the equity line of credit agreement, Paul Revere Capital Partners has agreed to provide the Company with up to $10,000,000 of funding prior to June 22, 2003. During this twenty-four month period, the Company may request a drawdown under the equity line of credit by selling shares of its common stock to Paul Revere Capital Partners and Paul Revere Capital Partners will be obligated to purchase the shares. The Company may request a drawdown once every 22 trading days, although the Company is under no obligation to request any drawdowns under the equity line of credit.

         During the 22 trading days following a drawdown request, the Company will calculate the amount of shares it will sell to Paul Revere Capital Partners and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of the Company's common stock during each of the 22 trading days immediately following the drawdown date, less a discount of 11%.

         The Company may request a drawdown by faxing a drawdown notice to Paul Revere Capital Partners, Ltd., stating the amount of the drawdown and the lowest daily volume weighted average price, if any, at which the Company is willing to sell the shares. The lowest volume weighted average price will be set by the Company's Chief Executive Officer in his sole and absolute discretion.

         The following provides information concerning sales of the Company's common stock to Paul Revere Capital Partners as of the date of this proxy statement.

                                     Average Sale              Net Proceeds
Date of Sale    Shares Sold        Price Per Share            to the Company
------------    -----------        ---------------           ---------------
 11/09/01        277,684                $1.08                    $299,000
 01/08/02        333,993                $0.87                    $290,404

Series E Preferred Stock

     In December 1999 and January 2000, the Company sold 1,148,592 shares of its common stock, plus Series A and Series B warrants, to Advantage Fund II, Koch Investment Group Limited and Mooring Capital Fund LLC for $2,800,000. The Series A warrants allowed the holders to purchase up to 402,007 shares of the Company's common stock at a price of $2.925 per share at any time prior to December 8, 2002. The Company issued 274,309 shares of common stock upon the exercise of the Series B warrants, which have since expired.

         In March 2000, the Company sold 1,026,666 shares of its common stock, plus Series C and Series D warrants, to the same private investors referred to above for $7,700,000. The Series C warrants allowed the holders to purchase up to 413,344 shares of the Company's common stock at a price of $8.50 per share at any time prior to March 21, 2003. The Series D warrants allowed the holders, to the extent they held any shares purchased in the March 2000 offering, to acquire additional shares of the Company's common stock at a nominal price in the event the price of the Company's common stock fell below $7.50 per share prior to certain fixed vesting dates. On the first fixed vesting date the price of the Company's common stock was $1.47 and on the second, and final vesting date, the price of the Company's common stock was $1.08. As a result, and in accordance with the terms of the Series D warrants, the private investors were entitled to receive 5,734,155 additional shares of the Company's common stock, of which 3,520,123 shares had been issued and 959,340 shares had been sold as of August 15, 2001.

         On August 16, 2001 the Company, Advantage Fund II and Koch Investment Group agreed to restructure the terms of the Series A, C and D warrants in the following manner:

         Advantage Fund II, Koch Investment Group Limited and Mooring Capital Fund LLC exchanged the 3,588,564 shares of the Company's common stock which they owned, plus their unexercised Series D Warrants, for 6,288 shares of the Company's Series E Preferred stock. At the holder's option, each Series E Preferred share is convertible into shares of the Company's common stock on the basis of one Series E Preferred share for shares of common stock equal in number to the amount determined by dividing $1,000 by the lesser of $5 or 93% of the average closing bid prices (the "Conversion Price") of the Company's common stock on the American Stock Exchange for the five days prior to the date of each conversion notice.

         Notwithstanding the above, a maximum 923 shares of common stock are issuable upon the conversion of each Series E Preferred share prior to August 16, 2003.

         Each Series E Preferred share can be redeemed by the Company at a price of $1,200 per share, plus accrued dividends, at any time prior to July 18, 2003. At any time on or after July 18, 2003 and prior to the close of business on August 16, 2003 the Company may redeem any outstanding Series E Preferred shares at a price of $1,000 per share.

         Series E Preferred shares that have not been redeemed or converted by August 16, 2003 will automatically convert to twice the number of shares of common stock which such shares would otherwise convert into based upon the Conversion Price on such date. On August 16, 2003 the Company will also be required to issue the holders of any Series E Preferred shares which are then outstanding Series E warrants which will allow the holders of the warrants to purchase shares of the Company's common stock equal in number to 33% of the common shares which were issued upon the conversion of the remaining Series E Preferred shares. These warrants, if issued, will be exercisable at any time prior to August 17, 2006 at a price equal to 110% of the volume weighted average price of the Company's common stock for the five days prior to August 16, 2003.

         Each Series E Preferred share is entitled to a quarterly dividend of $60 per share, payable in cash. Dividends not declared will accumulate. Except as otherwise provided by law the Series E Preferred shares do not have any voting rights. The Series E Preferred shares have a liquidation preference over the Company's common stock.

         As part of this transaction the three investors exchanged their Series A and Series C warrants for new Series E warrants. The Series E warrants collectively allow the holders to purchase up to 815,351 additional shares of the Company's common stock at a price of $1.19 per share at any time prior to August 16, 2004.

     As of January 15, 2002 1,811 Series E Preferred shares had been converted into 1,638,090 shares of the Company's common stock. The actual number of shares issuable upon the conversion of the Series E Preferred shares will vary depending upon a number of factors, including the price of the Company's common stock at certain dates. Accordingly, the number of shares of common stock which will be issued upon the conversion of the Series E Preferred shares cannot be determined at this time. However, prior to August 16, 2003, the Company would not be required to issue more than additional 4,132,271 shares of its common stock upon the conversion of the Series E Preferred shares.

Convertible Notes and Series F Warrants

      In December 2001 and January 2002, the Company sold convertible notes, plus Series F warrants, to a group of private investors for $1,600,000. The notes bear interest at 7% per year, are due and payable on December 31, 2003 and are secured by substantially all of the Company's assets. Interest is payable quarterly except that the first interest payment is not due until July 1, 2002. If the Company fails to make any interest payment when due, the notes will become immediately due and payable.

      At the holder's option the notes are convertible into shares of the Company's common stock equal in number to the amount determined by dividing each $1,000 of note principal to be converted by the Conversion Price. The Conversion Price is 76% of the average of the three lowest daily trading prices of the Company's common stock on the American Stock Exchange during the 20 trading days immediately prior to the conversion date. The Conversion Price may not be less than $0.57. However, if the Company's common stock trades for less than $0.57 per share for a period of 20 consecutive trading days, the $0.57 minimum price will no longer be applicable.

         If the Company sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable Conversion Price, the Conversion Price will lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If the Company sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of the Company's common stock, the Conversion Price will lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be, divided by the then prevailing market price of the Company's common stock. However the Conversion Price will not be adjusted as the result of shares issued in connection with a Permitted Financing. A Permitted Financing involves shares of common stock issued or sold:

     -    in connection with a merger or acquisition;

     - upon the exercise of options or the issuance of common stock to the Company's employees, officers, directors, consultants and vendors in accordance with the Company's equity incentive policies;

     - pursuant to the conversion or exercise of securities which were outstanding prior to December 31, 2001;

     -    pursuant to the Company's equity line of credit;

     -    to key officers of the Company in lieu of their respective salaries.

         The Company has agreed to file a registration statement with the Securities and Exchange Commission in order that the shares of common stock issuable upon the conversion of the notes or the exercise of the warrants may be resold in the public market.

     The Series F warrants initially allowed the holders to initially purchase up to 960,000 shares of the Company's common stock at a price of $0.95 per share at any time prior to December 31, 2008. On January 17, 2002 the warrant exercise price, in accordance with the terms of the warrant, was adjusted to $0.65 per share. Every three months after January 17, 2002, the warrant exercise price will be adjusted to an amount equal to 110% of the Conversion Price on such date, provided that the adjusted price is lower than the warrant exercise price on that date.

     If the Company sells any additional shares of common stock, or any securities convertible into common stock at a price below the then applicable warrant exercise price, the warrant exercise price will be lowered to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage by which the warrant exercise price is reduced.

         If the Company sells any additional shares of common stock, or any securities convertible into common stock at a price below the market price of the Company's common stock, the warrant exercise price will be lowered by a percentage equal to the price at which the shares were sold or the lowest price at which the securities are convertible, as the case may be, divided by the then prevailing market price of the Company's common stock. If the warrant exercise price is adjusted, the number of shares of common stock issuable upon the exercise of the warrant will be increased by the product of the number of shares of common stock issuable upon the exercise of the warrant immediately prior to the sale multiplied by the percentage determined by dividing the price at which the shares were sold by the market price of the Company's common stock on the date of sale.

         However, neither the warrant exercise price nor the shares issuable upon the exercise of the warrant will be adjusted as the result of shares issued in connection with a Permitted Financing.

         The actual number of shares issuable upon the conversion of the notes and the exercise of the Series F warrants (if any) will vary depending upon a number of factors, including the price of the Company's common stock at certain dates.

AMEX Requirements

         The Company's common stock trades on the American Stock Exchange. The rules of the AMEX require a corporation, the securities of which are listed on the AMEX, to obtain shareholder approval if 20% or more of a corporation's common stock will be sold in a private offering and below the greater of the book value or market price of the corporation's common stock.

         The AMEX will consider the issuance of any common stock pursuant to the Equity Line of Credit or upon the conversion of the Series E Preferred shares or the convertible notes to be a sale of the Company's common stock at less than market price. In addition, if any of the Series F warrants are exercised at a price below the market price of the Company's common stock on the date the warrants were issued ($0.94), the AMEX will consider these shares to have been sold at less than market price.

         Consequently, the AMEX rule would prohibit the Company from issuing more than the number of shares shown in the table below without prior shareholder approval.

                             Number of Company's
                             Shares Which Were            Maximum Number of
                           Outstanding on Date of     Company's Shares Which
                           Agreement Pertaining      Could Be Issued Prior to
                             to Each Financing    Obtaining Shareholder Approval

Equity Line of Credit            20,214,130                 4,042,826
Series E Preferred Shares        23,802,694                 4,760,538
Convertible Notes and
    Series F warrants (1)        23,344,342                 4,646,238

(1) If any Series F warrants are exercised at a price which is less than $0.94 per share, the AMEX would consider the shares issued upon the exercise of the warrant to have been sold at a price below market value.

     It is possible, depending upon the future market price of the Company's common stock, that shares of common stock in excess of those shown in the foregoing table could be sold or issued pursuant to the term of the securities described in the table.

     In order to avoid any violation of the AMEX rules relating to the issuance of shares below the market price of the Company's common stock, the terms of the convertible notes and the Series F warrants provide that no more than 4,646,238 shares may be issued unless the Company obtains shareholder approval for the issuance of such additional shares.

     If a majority of the shareholders voting at the annual meeting do not approve the additional issuance of shares, the Company will be prevented from selling more than 4,042,826 shares pursuant to the terms of the Equity line of Credit, will be required to pay the holders of the notes and the Series F warrants 130% of the then outstanding principal balance of the notes plus an amount equal to the then market value of the shares which would otherwise be issuable upon the exercise of the Series F warrants had shareholder approval been obtained.

      The Company is requesting the Company's shareholders, if it should be necessary, to approve the issuance of such number of common shares as may be required by the terms of the Equity Line of Credit, the Series E preferred shares, the convertible notes and the Series F warrants. The Company's Board of Directors believes that approval of this proposal is in the best interests of both the Company and its shareholders and unanimously recommends that shareholders vote "FOR" this Proposal.

                  APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has selected Deloitte & Touche, independent certified public accountants, to audit the books and records of the Company for the fiscal year ending September 30, 2002. Deloitte & Touche served as the Company's independent public accountants for the fiscal year ended September 30, 2001. A representative of Deloitte & Touche is not expected to be present at the shareholders' meeting.

Accounting Firm Fees

      The fees billed to the Company by Deloitte & Touche and its affiliates were:

Total fees billed for professional services rendered for
the audit of the Company's financial statements for the
year ended September 30, 2001 and the reviews of the
financial statements included in the Company's Forms
10-Q for the year ended September 30, 2001                            $125,855

Financial Information Systems Design and Implementation
Fees for the year ended September 30, 2001                                  --

All other fees for the year ended September 30, 2001: *
       Audit Related Fees                                              $21,000
       Other Non-Audit Related Fees                                         --

 *  All other fees consist of audit related services for reviewing various
    registration   statements  filed  with  the  Securities  and  Exchange
    Commission by the Company during the year.

     The Company's Board of Directors is of the opinion that the other fees charged by Deloitte & Touche during fiscal 2001 ($21,000) are consistent with Deloitte & Touche maintaining its independence from the Company.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the year ending September 30, 2001 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following the Company's year ending September 30, 2002 must be received by the Secretary of the Company no later than December 31, 2002.

                                     GENERAL

     The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense. The Company's annual report, including financial statements for the 2001 fiscal year, is included in this mailing.

     The Company's Board of Directors do not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

     Please complete, sign and return the enclosed proxy promptly. No postage is required if mailed in the United States.

                               CEL-SCI CORPORATION
                             Audit Committee Charter

This Audit Committee Charter (the "Charter") has been adopted by the Board of Directors ("the Board") of Cel-Sci Corporation ("the Company"). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

The Committee will assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the American Stock Exchange. The Committee shall maintain free and open communication with the independent auditors and Company management.

One member of the Committee shall be appointed as the chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board.

The Committee shall meet at least once a year, prior to the issuance of the Company's audited financial statements, or more frequently as the Committee considers necessary.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

o Recommending to the Board the independent auditors to be retained (or nominated for share holder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

o Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

o Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationship that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement on Auditing Standards
     (SAS) No. 61 "Communications with Audit Committee" as amended by SASs 89 and 90 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate.

o Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

o Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

Reviewing the annual management letter with the independent auditors and discussing with management and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

                                                                          PROXY
                               CEL-SCI CORPORATION
           This Proxy is solicited by the Company's Board of Directors

The undersigned stockholder of the Company, acknowledges receipt of the Notice of the Annual Meeting of Stockholders, to be held March 14, 2002, 11:00 A.M. local time, at the Company's laboratory, which is located at 4820-C Seton Drive, Baltimore, Maryland 21215 and hereby appoints Maximilian de Clara or Geert R. Kersten with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

(1) To elect the directors who shall constitute the Company's Board of Directors for the ensuing year.
    __
   /_/ FOR all nominees listed below (except as marked to the contrary below)
       WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

                             Nominees:

                        Maximilian de Clara
                        Geert R.Kersten
                        Alexander G. Esterhazy
                        C. Richard Kinsolving

(2) To approve the amendment to the Company's 2001 Non-Qualified Stock Option Plan such that up to 2,500,000 shares of the Company's common stock may be issued upon the exercise of options granted pursuant to the Plan.

               FOR ___      AGAINST ___    ABSTAIN ___


(3)      To approve the  adoption of the  Company's 2002 Stock Bonus Plan

               FOR ___      AGAINST ___    ABSTAIN ___


(4) To approve the issuance of such number of shares of common stock as may be required by the terms of the Company's Equity Line of Credit and certain other convertible securities and warrants.

               FOR ___      AGAINST ___    ABSTAIN ___


(5) To ratify the appointment of Deloitte & Touche as the Company's independent accountants for the fiscal year ending September 30, 2002.


               FOR ___      AGAINST ___    ABSTAIN ___


To transact  such other  business  as may  properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 5.

                                       Dated this ____ day of __________, 2002.



                                                __________________________
                                                   (Signature)


                                                __________________________
                                                   (Signature)


Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.


Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.